Exhibit 99.1
FOR IMMEDIATE RELEASE
August 4, 2008
Contacts: Scott Barnum, President and CEO
Pyramid Breweries Inc.
(206) 682-8322
R. Martin Kelly
President and Chief Executive Officer
Magic Hat Brewing Company &
Performing Arts Center, Inc.
(802) 658-2739
INDEPENDENT BREWERS UNITED ANNOUNCES
COMPLETION OF TENDER OFFER FOR PYRAMID BREWERIES INC.
     BURLINGTON, VT and SEATTLE, WA, August 4, 2008 – PMID Merger Sub, Inc., a wholly owned subsidiary of Independent Brewers United, Inc., the parent of Magic Hat Brewing Company & Performing Arts Center, Inc., announced today the completion of its tender offer for all of the outstanding common shares of Pyramid Breweries Inc. (NASDAQ: PMID) (“Pyramid”), for $2.75 per share in cash.
     The initial offering period for the tender offer expired at 12:00 midnight, New York City time, at the end of Friday, August 1, 2008, at which time a total of 7,778,370 shares of Pyramid common stock (excluding shares tendered under guaranteed delivery procedures) had been validly tendered and not withdrawn, representing 84.9% of the outstanding shares of Pyramid common stock. Including the 56,780 shares tendered under guaranteed delivery procedures, 85.5% of the outstanding shares of Pyramid common stock were tendered in the tender offer. All shares that were validly tendered and not withdrawn have been accepted for purchase in accordance with the terms of the offer.
Merger
Independent Brewers United intends to acquire the remaining Pyramid shares by means of a merger under Washington law at the same price per share paid in the tender offer. Upon completion of the merger, Pyramid will become a wholly owned subsidiary of Independent Brewers United and will no longer be traded on the NASDAQ.
About Pyramid Breweries Inc.
Pyramid Breweries Inc. is a leading brewer of specialty, full-flavored beers produced mainly under the Pyramid and MacTarnahan’s brand names. Pyramid’s family of unfiltered wheat beers continue to be honored by beer drinkers and judges, earning the most craft beer medals in the last decade at the prestigious Great American Beer Festival. Pyramid owns two alehouse restaurants adjacent to its full production breweries under the Pyramid Alehouse and MacTarnahan’s Taproom brand names in Berkeley, California and Portland, Oregon, respectively, and three alehouse restaurants in Walnut Creek and Sacramento, California and Seattle, Washington. For more information, visit www.PyramidBrew.com.
About Magic Hat Brewing Company & Performing Arts Center, Inc.

Magic Hat Brewing Company & Performing Arts Center, Inc., headquartered in Burlington, VT, is one of the largest craft brewers on the east coast, and ranks among the fastest growing companies in the category nationwide. For more information, visit www.magichat.net.
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Forward-looking statements in this news release are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements could address future economic performance, restaurant openings, various financial parameters, or similar matters. By their nature, forward-looking statements involve risks and uncertainties that could cause actual results to materially differ from those anticipated in the statements. The most significant of these uncertainties as regards to Pyramid Breweries Inc. are described in Pyramid Breweries Inc’s Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports). These risks and uncertainties include successful completion of the proposed acquisition on a timely basis, the impact of regulatory review on the proposed acquisition, the ability to achieve synergies following completion of the proposed acquisition, the impact of intense competition, changing economic or business conditions, the price and availability of ingredients and utilities, labor and insurance costs, increased advertising and marketing costs, litigation, unfavorable publicity, a lack of suitable locations, government regulations, a failure to achieve growth objectives, and other factors and uncertainties discussed from time to time in reports filed by Pyramid Breweries Inc. with the Securities and Exchange Commission.